Exhibit 99

NEWS RELEASE

FOR IMMEDIATE RELEASE	Media contact:
September 4, 2008	Bob Varettoni
908-559-6388
robert.a.varettoni@verizon.com

Verizon Communications Raises Quarterly Dividend

7 Percent to 46 Cents per Share

NEW YORK — The Board of Directors of Verizon Communications Inc. (NYSE:VZ) today declared a quarterly dividend of 46 cents per outstanding share, an increase of 3 cents per share, or 7.0 percent, from the previous quarter. On an annual basis, this increases Verizon’s dividend 12 cents per share, from $1.72 to $1.84 per share.

The quarterly dividend is payable on Nov. 3, 2008, to Verizon Communications shareowners of record at the close of business on Oct. 10, 2008.

“This dividend increase is a sign of Verizon’s continuing ability to deliver value to shareowners while making network investments that will provide opportunities for revenue and earnings growth,” said Ivan Seidenberg, Verizon chairman and chief executive officer.

Verizon management had said in late July that it would ask the Board of Directors to consider a dividend increase with a goal of moving to an annual dividend increase model.

Verizon News Release, page 2

Verizon has approximately 2.4 million shareowners and approximately 2.8 billion shares of common stock outstanding. The company made $2.5 billion in dividend payments through the first half of 2008, and it last announced a quarterly dividend increase in September 2007.

Verizon Communications Inc. (NYSE:VZ), headquartered in New York, is a leader in delivering broadband and other wireline and wireless communication innovations to mass market, business, government and wholesale customers. Verizon Wireless operates America’s most reliable wireless network, serving nearly 69 million customers nationwide. Verizon’s Wireline operations include Verizon Business, which delivers innovative and seamless business solutions to customers around the world, and Verizon Telecom, which brings customers the benefits of converged communications, information and entertainment services over the nation’s most advanced fiber-optic network. A Dow 30 company, Verizon employs a diverse workforce of more than 228,600 and last year generated consolidated operating revenues of $93.5 billion. For more information, visit www.verizon.com.

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NOTE: This news release contains statements about expected future events and financial results that are forward-looking and subject to risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The following important factors could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: materially adverse changes in economic and industry conditions and labor matters, including workforce levels and labor negotiations, and any resulting financial and/or operational impact, in the markets served by us or by companies in which we have substantial investments; material changes in available technology, including disruption of our suppliers’ provisioning of critical products or services; the impact of natural or man-made disasters or litigation and any resulting financial impact not covered by insurance; technology substitution; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations; the final results of federal and state regulatory proceedings concerning our provision of retail and wholesale services and judicial review of those results; the effects of competition in our markets; the timing, scope and financial impact of our deployment of fiber-to-the-premises broadband technology; the ability of Verizon Wireless to continue to obtain sufficient spectrum resources; changes in our accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; and the ability to complete acquisitions and dispositions.